Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 12, 2006 relating to the financial statements and financial statement schedule of Obagi Medical Products, Inc., which appears in such Registration Statement.  We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, CA

September 12, 2006